Exhibit 10.1



                       SECURED DIGITAL APPLICATIONS, INC.

                                       and

                                SDA AMERICA, INC.

                          SECURITIES PURCHASE AGREEMENT

                                  May 28, 2004

                                Table of Contents
                                                                            Page
                                                                            ----

1.       Agreement to Sell and Purchase........................................1

2.       Fees and Warrant......................................................2

3.       Closing, Delivery and Payment.........................................2
         3.1        Closing....................................................2
         3.2        Delivery...................................................3

4.       Representations and Warranties of the Company.........................3
         4.1        Organization, Good Standing and Qualification..............3
         4.2        Subsidiaries...............................................4
         4.3        Capitalization; Voting Rights..............................4
         4.4        Authorization; Binding Obligations.........................5
         4.5        Liabilities................................................5
         4.6        Agreements; Action.........................................5
         4.7        Obligations to Related Parties.............................6
         4.8        Changes....................................................7
         4.9        Title to Properties and Assets; Liens, Etc.................8
         4.10       Intellectual Property......................................8
         4.11       Compliance with Other Instruments..........................9
         4.12       Litigation.................................................9
         4.13       Tax Returns and Payments...................................9
         4.14       Employees.................................................10
         4.15       Registration Rights and Voting Rights.....................10
         4.16       Compliance with Laws; Permits.............................11
         4.17       Environmental and Safety Laws.............................11
         4.18       Valid Offering............................................11
         4.19       Full Disclosure...........................................11
         4.20       Insurance.................................................12
         4.21       SEC Reports...............................................12
         4.22       Listing...................................................12
         4.23       No Integrated Offering....................................12
         4.24       Stop Transfer.............................................12
         4.25       Dilution..................................................13
         4.26       Patriot Act...............................................13


5.       Representations and Warranties of the Purchaser......................13
         5.1        No Shorting...............................................13
         5.2        Requisite Power and Authority.............................13
         5.3        Investment Representations................................14
         5.4        Purchaser Bears Economic Risk.............................14
         5.5        Acquisition for Own Account...............................14
         5.6        Purchaser Can Protect Its Interest........................14
         5.7        Accredited Investor.......................................15
         5.8        Legends...................................................15
         5.9        Patriot Act...............................................16

                                       I

6.       Covenants of the Company.............................................16
         6.1        Stop-Orders...............................................16
         6.2        Listing...................................................17
         6.3        Market Regulations........................................17
         6.4        Reporting Requirements....................................17
         6.5        Use of Funds..............................................17
         6.6        Access to Facilities......................................17
         6.7        Taxes.....................................................18
         6.8        Insurance.................................................18
         6.9        Intellectual Property.....................................19
         6.10       Properties................................................19
         6.11       Confidentiality...........................................19
         6.12       Required Approvals........................................20
         6.13       Reissuance of Securities..................................21
         6.14       Opinion...................................................21
         6.15       Margin Stock..............................................21
         6.16       Restricted Cash...........................................21
         6.17       Foreign Security and Guarantees...........................22
         6.18       Reservation of Common Stock...............................22

7.       Covenants of the Purchaser...........................................22
         7.1        Confidentiality...........................................22
         7.2        Non-Public Information....................................22

8.       Covenants of the Company and Purchaser Regarding Indemnification.....22
         8.1        Company Indemnification...................................22
         8.2        Purchaser's Indemnification...............................23
         8.3        Procedures................................................23

9.       Conversion of Convertible Series A Preferred.........................23
         9.1        Mechanics of Conversion...................................23

10.      Registration Rights..................................................24
         10.1       Registration Rights Granted...............................24
         10.2       Offering Restrictions.....................................24

11.      Miscellaneous........................................................25
         11.1       Governing Law.............................................25
         11.2       Survival..................................................25
         11.3       Successors................................................25
         11.4       Entire Agreement..........................................25
         11.5       Severability..............................................26
         11.6       Amendment and Waiver......................................26
         11.7       Delays or Omissions.......................................26
         11.8       Notices...................................................26
         11.9       Attorneys' Fees...........................................27
         11.10      Titles and Subtitles......................................27
         11.11      Facsimile Signatures; Counterparts........................27
         11.12      Broker's Fees.............................................27
         11.13      Construction..............................................28


                                       II

                                LIST OF EXHIBITS

Form of Convertible Series A Preferred and Certificate of
Designation............................................................Exhibit A
Form of Warrant........................................................Exhibit B
Form of Opinion........................................................Exhibit C
Form of Escrow Agreement...............................................Exhibit D



                                      III

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 28, 2004, by and among Secured Digital Applications, Inc., a Delaware corporation (the "Company"), and SDA America, Inc, a Delaware corporation and the Company's wholly owned Subsidiary (as defined below) ("SDA America"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company and SDA America have authorized the sale to the Purchaser of SDA America's Series A Preferred Stock with a stated value of Six Million Five Hundred Thousand Dollars ($6,500,000) (the "Series A Preferred"), which Series A Preferred is convertible into shares of the Company's common stock, $0.00001 par value per share (the "Common Stock") at an initial conversion price of $0.35 per share of Common Stock ("Conversion Price");

         WHEREAS, the Company wishes to issue a warrant to the Purchaser to purchase up to 3,000,000 shares of the Company's Common Stock (subject to adjustment as set forth therein) in connection with Purchaser's purchase of the Series A Preferred;

         WHEREAS, the Purchaser desires to purchase the Series A Preferred and the Warrant (as defined in Section 2) on the terms and conditions set forth herein; and

         WHEREAS, each of SDA America and the Company desires to issue and sell the Series A Preferred and Warrant, respectively, to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to cause SDA America to, and SDA America agrees to, sell to the Purchaser, and the Purchaser hereby agrees to purchase from SDA America, Series A Preferred with a stated value of $6,500,000 convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of the Series A Preferred and this Agreement. The Series A Preferred purchased on the Closing Date shall be known as the "Offering." The certificate of designation of the Series A Preferred, together with a form of the Series A Preferred shares, are annexed hereto as Exhibit A. Collectively, the Series A Preferred and Warrant and Common Stock issuable as dividends on the Series A Preferred, upon conversion of the Series A Preferred and upon exercise of the Warrant are referred to as the "Securities."

2.       Fees and Warrant. On the Closing Date:

     (a) The Company will issue and deliver to the Purchaser a Warrant to purchase up to 3,000,000 shares of Common Stock in connection with the Offering (the "Warrant") pursuant to Section 1 hereof. The Warrant must be delivered on the Closing Date. A form of Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company's Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

     (b) Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment in an amount equal to three and one-half percent (3.50%) of the stated value of the Series A Preferred issued to the Purchaser on the date hereof. The foregoing fee is referred to herein as the "Closing Payment."

     (c) The Company shall reimburse the Purchaser for its reasonable expenses for services rendered to the Purchaser in connection with the negotiation and preparation of this Agreement, the Related Agreements (as hereinafter defined), that certain Securities Purchase Agreement, dated as of the date hereof, among the Company and the Purchaser relating to the issuance of the Note and the Warrants referred to therein (as amended, restated, modified or supplemented from time to time, the "Term Note Securities Purchase Agreement"), and the Related Agreements referred to in the Term Note Securities Purchase Agreement (as amended, restated, modified or supplemented from time to time, the "Term Note Securities Purchase Agreement"), and expenses incurred in connection with the Purchaser's due diligence review of the Company and its Subsidiaries (as defined in Section 6.8) and all related matters. Amounts required to be paid under this Section 2(c), together with the amounts required to be paid under
Section 2(c) of the Term Note Securities Purchase Agreement, will be paid on the Closing Date and shall be $39,500 for such expenses (net of the deposit previously paid by the Company).

     (d) The Closing Payment and the amounts referred to in the preceding clause
(c) of this Section 2 (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to a Funds Escrow Agreement of even date herewith among the Company, Purchaser, and an Escrow Agent (the "Funds Escrow Agreement") and a disbursement letter (the "Disbursement Letter").

3.       Closing, Delivery and Payment.





               3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on the date hereof, at such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

               3.2 Delivery. Pursuant to the Funds Escrow Agreement in the form attached hereto as Exhibit C, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, Series A Preferred shares in the form attached as Exhibit A with an aggregate stated value ("Stated Value") of $6,500,000 and a Warrant in the form attached as Exhibit B in the Purchaser's name representing 3,000,000 Warrant Shares and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer (it being understood that the entire amount of the proceeds of the Series A Preferred will be deposited in the Restricted Account (as defined in the Restricted Account Agreement referred to below)).

               4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows (which representations and warranties are supplemented by the Company's filings under the Securities Exchange Act of 1934 (collectively, the "Exchange Act Filings"), copies of which have been provided to the Purchaser):

               4.1  Organization,  Good Standing and Qualification.  Each of the
Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate power and authority to own and operate its properties and assets, to execute and deliver (i) this
Agreement, (ii) the Series A Preferred and the Warrant to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof between the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Master Security Agreement"), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser,
(v) the Guaranty dated as of the date hereof made by the Company (as amended, modified or supplemented from time to time, the "Guaranty"), (vi) the Stock Pledge Agreement dated as of the date hereof by and between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Stock Pledge Agreement"), (vii) the Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, (viii) the certificate of designation related to the Series A Preferred (as amended, modified or supplemented from time to time, the "Certificate of Designation")
(ix) the certificate of incorporation and by-laws of SDA America (as amended, modified or supplemented from time to time, the "SDA America Charter
Documents"), (x) the Laurus Restricted Account Agreement dated as of the date hereof among SDA America, the Purchaser and North Fork Bank (including the side letter related thereto, the "Restricted Account Agreement") and (xi) all other agreements related to this Agreement and the Series A Preferred and referred to herein (the preceding clauses (ii) through (xi), collectively, the "Related Agreements"), to issue and sell the Series A Preferred and the shares of Common Stock issuable as dividends and upon conversion of the Series A Preferred (the "Series A Preferred Shares"), to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and it Subsidiaries, taken individually and as a whole (a "Material Adverse Effect").

               4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or
(ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

               4.3  Capitalization; Voting Rights.

               (a) The authorized capital stock of the Company, as of the date hereof consists of 101,000,000 shares, of which 100,000,000 are shares of Common Stock, par value $0.00001 per share, 98,983,899 shares of which are issued, 97,928,899 of which are outstanding, and 1,000,000 are shares of preferred stock, par value $0.10 per share of which 100,000 shares of preferred stock are issued and outstanding. The authorized capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

               (b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Series A Preferred or the Warrant, or the issuance of any of the Series A Preferred Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

               (c)  All issued and  outstanding  shares of the Company's  Common
Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable, except as set forth with regard to a certain dispute with a former consultant as more fully described on Schedule 4.3; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

               (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter"). Subject to shareholder approval to increase the Company's authorized common stock, which will occur no later than August 28, 2004, the Series A Preferred Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

               4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Series A Preferred and Warrant has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person in accordance with their terms, except:

               (a)  as   limited   by   applicable    bankruptcy,    insolvency,
          reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

               (b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Series A Preferred and the subsequent conversion of the Series A Preferred into Series A Preferred Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

               4.5 Liabilities. Neither the Company nor any of its Subsidiaries has any contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

          4.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:


               (a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or
          (iv) indemnification by the Company with respect to infringements of proprietary rights.

               (b) Since December 31, 2003, neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               4.7  Obligations  to  Related  Parties.  Except  as set  forth on

     Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

               (a) for payment of salary for services rendered and for bonus payments;

               (b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

               (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

               (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

               4.8 Changes. Since December 31, 2003, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

               (a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

               (c) any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (d)  any damage,  destruction or loss,  whether or not covered by
          insurance,   has  had,  or  could  reasonably  be  expected  to  have,
          individually or in the aggregate, a Material Adverse Effect;

               (e) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

               (f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

               (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

               (h)  any   declaration  or  payment  of  any  dividend  or  other
          distribution of the assets of the Company or any of its Subsidiaries;

               (i) any labor organization activity related to the Company or any of its Subsidiaries;

               (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

               (l) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

               (n) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through
          (m) above.

          4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on
Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

               (a) those resulting from taxes which have not yet become delinquent;

               (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; and

               (c) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10     Intellectual Property.

               (a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge, as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

               (b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its
          Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

               (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

               4.11 Compliance with Other Instruments. Subject to shareholder approval in order to increase the Company's authorized common stock, which will occur no later than 90 days after the Closing Date, neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Series A Preferred by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

               4.12 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

               4.13 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on
Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

               (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

               (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

               4.14 Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company's knowledge the continued employment by the Company or any of its Subsidiaries of its present employees, and the performance of the Company's and its Subsidiaries' contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

               4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company's or its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

               4.16 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               4.17 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on
Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

               (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

               (b)  any petroleum products or nuclear materials.

               4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

               4.19 Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Series A Preferred and Warrant, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company's and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

               4.20 Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

               4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act"). The Company has furnished the Purchaser with copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended December 31, 2003, (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarter ended March 31, 2004, and (iii) the Form 8-K filings which it has made during the fiscal year 2004 to date (collectively, the "SEC Reports"). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               4.22 Listing. On the date hereof, the Company's Common Stock is listed for trading on the National Association of Securities Dealers Over the Counter Bulletin Board ("NASD OTCBB") and satisfies all requirements for the continuation of such trading. The Company has not received any notice that its Common Stock will not be eligible to be traded on the NASD OTCBB or that its Common Stock does not meet all requirements for such trading.

               4.23 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

               4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

                    4.25 Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Series A Preferred and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

               4.26 Patriot Act. The Company certifies that, to the best of Company's knowledge, neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company's and/or its Subsidiaries' control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States
International  Money  Laundering  Control  Act  of  1986  or the  United  States
International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Purchaser any additional information regarding the Company or any of its Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

               5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                    5.1 No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock as long as the Series A Preferred shall be outstanding.

                    5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except:

                    (a)  as  limited  by  applicable   bankruptcy,   insolvency,
               reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                    (b)  as  limited  by  general   principles  of  equity  that
               restrict the availability of equitable and legal remedies.


                    5.3 Investment Representations. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The
Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Series A Preferred and the Warrant to be purchased by it under this Agreement and the Series A Preferred Shares and the Warrant Shares acquired by it upon the conversion of the Series A Preferred and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's and its Subsidiaries' business, management and financial affairs and the terms and conditions of the Offering, the Series A Preferred, the Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

                    5.4 Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

                    5.5 Acquisition for Own Account. The Purchaser is acquiring the Series A Preferred and Warrant and the Series A Preferred Shares and the Warrant Shares for the Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

                    5.6 Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Series A Preferred, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

                    5.7 Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                    5.8  Legends.


                    (a) The Series A Preferred shall bear substantially the following legend:

                    "THIS SERIES A PREFERRED AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SERIES A PREFERRED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS SERIES A PREFERRED AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SERIES A PREFERRED MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SERIES A PREFERRED OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SECURED DIGITAL APPLICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                    (b) The Series A Preferred Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SECURED DIGITAL APPLICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                    (c) The Warrant shall bear substantially the following legend:

                    "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SECURED DIGITAL APPLICATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                    5.9 Patriot Act. Purchaser certifies that, to the best of Purchaser's knowledge, the Purchaser has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Purchaser hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that: (i) none of the cash or property that the Purchaser will pay or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser to the Company to the extent that they are within the Purchaser's control shall cause the Purchaser or the Company to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States
International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Purchaser shall promptly notify the Company if any of these representations ceases to be true and accurate. The Purchaser agrees to provide the Company any additional information regarding the Purchaser that is reasonably necessary to ensure compliance with all applicable laws concerning money laundering and similar activities. The Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Company may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. The Purchaser further understands that the Company may, pursuant to a court order, release confidential information about the Purchaser and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is required under relevant rules and regulations under the laws set forth in clause (ii) of this Section
5.9 provided that the Company shall first provide the Purchaser with notice of such court order and an opportunity to seek a protective order.



     6. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

          6.1 Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

          6.2 Listing. The Company's shares of Common Stock issuable upon conversion of the Series A Preferred and upon the exercise of the Warrant are listed on the NASD OTCBB (subject to the last sentence of this Section 6.2, the "Principal Market") as of the date hereof and, subject to the last sentence of this Section, the Company shall maintain such on a Principal Market so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on a Principal Market, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. Notwithstanding the foregoing, the Company shall cause it shares of Common Stock to be listed on the NASDAQ SmallCap Market, NASDAQ National Market System, the American Stock Exchange or the New York Stock Exchange on or prior to November 15, 2004 and, following such listing, such market or exchange on which the Company's Common Stock is then listed shall be the "Principal Market" for the purposes of this Agreement and the Related Agreements.

          6.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

          6.4 Reporting Requirements. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

          6.5 Use of Funds. The Company agrees that it and its Subsidiaries will use the proceeds of the sale of the Series A Preferred and the Warrant for general working capital purposes only (it being understood that the entire amount of the proceeds of the Series A Preferred will be deposited in the Restricted Account on the Closing Date and shall be subject to the terms and conditions of the Restricted Account Agreement).

          6.6 Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

          (a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

          (b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

          (c)  discuss the affairs,  finances and accounts of the Company or any
     of  its   Subsidiaries   with  the  directors,   officers  and  independent
     accountants of the Company or any of its Subsidiaries.



Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

          6.7 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          6.8 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for its obligations hereunder and under the Related Agreements. At the Company's and each of its Subsidiaries' joint and several cost and expense in amounts and with carriers reasonably acceptable to Purchaser, the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the respective Subsidiary is engaged in business; and (v) furnish Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company's workers' compensation policy, to the extent that the Company or such Subsidiary maintains any business operations (other than immaterial operations), endorsements to such policies naming Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Purchaser, naming Purchaser as loss payee (provided that, with respect to the Company's Foreign Subsidiaries (as defined below), such Foreign Subsidiaries shall only be required to designate the Purchaser as "co-insured" or "additional insured" and make appropriate loss payee endorsements naming the Purchaser as loss payee on and after 30 days following the Closing Date, and solely to the extent that such designations and/or endorsements are permitted under the applicable law of such Foreign Subsidiaries' jurisdiction of organization), and (z) evidence that as to Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by Purchaser's security interest pursuant to its security agreement, with any surplus funds to be applied toward payment of the obligations of the Company to Purchaser. In the event that Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to Purchaser) shall be paid by Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to Purchaser, on demand.

          6.9 Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          6.10 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.11 Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose Purchaser's identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

6.12 Required Approvals. For so long as the Purchaser holds twenty-five percent (25%) of the stated value of the Series A Preferred, the Company, without the prior written consent of the Purchaser, shall not:

          (a) (i) directly or indirectly declare or pay any dividends, other than (x) dividends paid to the Company or any of its wholly-owned Subsidiaries; (y) dividends paid to the Purchaser with respect to the Series A Preferred, (ii) issue any preferred stock that is manditorily redeemable prior to May 28, 2008 or (iii) redeem any of its preferred stock or other equity interests; and (z) dividends payable in Common Stock of the Company with respect to preferred stock of the Company that is outstanding on the date hereof;


          (b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity (unless the Company is the surviving entity);

          (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's or any of its Subsidiaries right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

          (d) materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole;

          (e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of ten percent (10%) per annum of the fair market value of the Company's assets) whether secured or unsecured other than (w) capitalized lease obligations of the Company and its Subsidiaries in an aggregate amount less than or equal to $600,000 at any time outstanding,
     (x) the Company's and its Subsidiaries' indebtedness to Laurus, (y) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (z) any debt incurred in connection with the purchase of assets in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); and

          (f) create or acquire any Subsidiary organized in the United States of America (a "Domestic Subsidiary") after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company and (ii) such Subsidiary becomes party to the Master Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Domestic Subsidiary on the Closing Date.

          6.13 Reissuance  of   Securities.   The  Company   agrees  to  reissue
certificates  representing  the  Securities  without  the  legends  set forth in
Section 5.7 above at such time as:

          (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or


          (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

          6.14 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's external legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the conversion of the Series A Preferred and exercise of the Warrant.

          6.15 Margin Stock. The Company will not permit any of the proceeds of the Series A Preferred or the Warrant to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          6.16 Restricted Cash Disclosure. The Company agrees that, in connection with its filing of its 8-K Report with the SEC concerning the transactions contemplated by this Agreement and the Related Agreements (such report, the "Laurus Transaction 8-K") in a timely manner after the date hereof, it will disclose in such Laurus Transaction 8-K that the entire amount of the proceeds of the Series A Preferred issued by SDA America to the Purchaser has been placed in a restricted cash account under the sole dominion and control of the Purchaser, and the release of the proceeds set forth in such restricted cash account is subject to the approval of the Purchaser. Furthermore, the Company agrees to disclose in all public filings required by the Commission (where appropriate) following the filing of the Laurus Transaction 8-K, the existence of the restricted cash referred to in the immediately preceding sentence, together with the amount thereof.

          6.17 Foreign Security Agreements and Guarantees. No later than 60 days following a request by the Purchaser, the Company shall cause each Subsidiary of the Company requested by the Purchaser and organized in a jurisdiction outside of the United States (collectively, the "Foreign Subsidiaries") to, to the extent permitted under applicable law, execute such documentation as the Purchaser deems necessary or desirable to (x) grant in favor of the Purchaser a security interest in all of such Foreign Subsidiary's assets, (y) cause the equity interests of any such Foreign Subsidiary to be pledged to the Purchaser and (z) cause such Foreign Subsidiary to guaranty the obligations of the Company set forth in this Agreement and the Related Agreements, in each case pursuant to documentation governed by the jurisdiction of organization of such Foreign Subsidiary (the preceding clauses (x), (y) and (z), collectively, the "Foreign Documentation"). All such Foreign Documentation shall be in form and substance satisfactory to the Purchaser, and the Company agrees to cause the respective Foreign Subsidiary to deliver all such other documentation as is requested by the Purchaser in connection with the execution and delivery of such Foreign Documentation (including, without limitation, an opinion of counsel satisfactory to the Purchaser).

          6.18 Reservation of Common Stock. At all times on and after August 29, 2004, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of the Series A Preferred (including all principal, interest and fees related thereto) and the Warrant.

          7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

               7.1 Confidentiality. The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

               7.2 Non-Public Information. The Purchaser agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

          8.   Covenants of the Company and Purchaser Regarding Indemnification.

               8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or
(ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and Purchaser relating hereto or thereto.

               8.2 Purchaser's Indemnification. Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

               8.3  Procedures.  The  procedures  and  limitations  set forth in
Section 10.2(c) and (d) shall apply to the indemnifications set forth in Sections 8.1 and 8.2 above.

     9.   Conversion of Series A Preferred.

               9.1  Mechanics of Conversion.

               (a) Provided the Purchaser has notified the Company of the Purchaser's intention to sell the Series A Preferred Shares and the Series A Preferred Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of the Series A Preferred or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Company's transfer agent shall issue shares of the Company's Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with
          Section 9.1(b) hereof and in such denominations to be specified representing the number of Series A Preferred Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Series A Preferred Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Series A Preferred Shares.

               (b) Purchaser will give notice of its decision to exercise its right to convert the Series A Preferred or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "Notice of Conversion"). The Purchaser will not be required to surrender the Series A Preferred until the Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Series A Preferred Shares or until the Series A Preferred has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

               (c) The Company understands that a delay in the delivery of the Series A Preferred Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Series A Preferred Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Series A Preferred Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Series A Preferred Shares in the form required pursuant to Section 9 hereof upon conversion of the Series A Preferred Shares in the amount equal to the greater of: (i) $200 per business day after the Delivery Date; or (ii) the Purchaser's actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe the Purchaser any late payments if the delay in the delivery of the Series A Preferred Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Series A Preferred, for which such Conversion Notice was not timely honored.

Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

     10.  Registration Rights.

          10.1 Registration   Rights   Granted.   The  Company   hereby   grants
registration rights to the Purchaser pursuant to a Registration Rights Agreement dated as of even date herewith between the Company and the Purchaser.

          10.2 Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"), neither the Company nor any of its Subsidiaries will issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Series A Preferred (together with all accrued and unpaid interest and fees related thereto) (the "Exclusion Period").

     11.  Miscellaneous.

          11.1 Governing Law. THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

          11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          11.3 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. Purchaser may not assign its rights hereunder to a competitor of the Company.

          11.4 Entire Agreement. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          11.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          11.6 Amendment and Waiver.

          (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

          (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

          (c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

               11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

               11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:


               (a)  upon personal delivery to the party to be notified;

               (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

               (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

          (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

    If to the Company, to:            Secured Digital Applications, Inc.
                                      11 Jalan 51A/223
                                      46100 Petaling Jaya, Selangor, Malaysia


                                      Attention: Chief Financial Officer
                                      Facsimile:        603 7957-8310
                                      with a copy to: SICHENZIA ROSS FRIEDMAN
                                      FERENCE LLP
                                      1065 Avenue of the Americas
                                      New York, NY 10018


                                      Attention:        Jay McDaniel
                                      Facsimile:        (646) 365-3265

    If to the Purchaser, to:          Laurus Master Fund, Ltd.
                                      c/o Ironshore Corporate Services ltd.
                                      P.O. Box 1234 G.T.
                                      Queensgate House, South Church Street
                                      Grand Cayman, Cayman Islands
                                      Facsimile:        345-949-9877

                                      with a copy to:

                                      John E. Tucker, Esq.
                                      825 Third Avenue 14th Floor
                                      New York, NY 10022
                                      Facsimile:        212-541-4434

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

          11.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          11.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          11.12Broker's Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

          11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.



             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                             PURCHASER:

SECURED DIGITAL APPLICATIONS, INC.                   LAURUS MASTER FUND, LTD.


By:           /s/ Patrick Soon-Hock Lim              By:          /s/ David Grin
Name:        Patrick Soon-Hock Lim                   Name:       David Grin
Title:       Chairman                                Title:      Director


SDA AMERICA, INC.


By:          /s/ Patrick Soon-Hock Lim
Name:        Patrick Soon-Hock Lim
Title:       Chairman

                          Securities Purchase Agreement


            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


This Schedule of Exceptions is made and given pursuant to Articles 4 and 11 of that certain Securities Purchase Agreement dated May 28, 2004 by and among Secured Digital Applications, Inc. and the Laurus Master Fund, Inc., as the Purchaser listed in the Securities Purchase Agreement attached thereto (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.



Nothing herein constitutes an admission of any liability or obligation on the part of the Company nor an admission against the Company's interest. The inclusion of any schedule herein or any exhibit hereto should not be interpreted as indicating that the Company has determined that such an agreement or other matter is necessarily material to the Company. The Purchaser acknowledges that certain information contained in these schedules may constitute material confidential information relating to the Company, which may not be used for any purpose other than that contemplated in the Agreement. Copies of the agreements described herein are available upon request of the Company for review by the Purchaser.


                                  Schedule 4.2

                                  Subsidiaries


----------------------------- ------------------------------ ----------------
     Name of Subsidiary                  Address              No. of Shares
                                                                and Interest
----------------------------- ------------------------------ ----------------
Eystar Media Inc.             230 Park Avenue 10th Floor,    100 shares
                              New York, NY 10169             100%

----------------------------- ------------------------------ ----------------
Animated Electronic           11 Jalan 51A/223, 46100        9,000,000
Industries Sdn Bhd            Petaling Jaya, Selangor,       shares
                              Malaysia                       100%
----------------------------- ------------------------------ ----------------
Perwimas Telecommunications   11 Jalan 51A/223, 46100        11,478,000
Sdn Bhd                       Petaling Jaya, Selangor,       shares
                              Malaysia                       86.4%
----------------------------- ------------------------------ ----------------
Asiaco Multi Corporation      11 Jalan 51A/223, 46100        2 shares
Sdn Bhd                       Petaling Jaya, Selangor,       100%
                              Malaysia .
----------------------------- ------------------------------ ----------------
Secured Shipping Sdn Bhd      11 Jalan 51A/223, 46100        2 shares
                              Petaling Jaya, Selangor,       100%
                              Malaysia
----------------------------- ------------------------------ ----------------

Temasya Wira Sdn Bhd          11 Jalan 51A/223, 46100        15,000 shares
                              Petaling Jaya, Selangor,       60%
                              Malaysia
----------------------------- ------------------------------ ----------------
Vista Positive Sdn Bhd        11 Jalan 51A/223, 46100        2 shares
                              Petaling Jaya, Selangor,       100%
                              Malaysia
----------------------------- ------------------------------ ----------------
Asiaco Material Handling      Lot K-9722, Taman Cukai        120,000 shares
(East Coast) Sdn Bhd          Utama,                         80%
                              Jalan Kubang Kurus, 24000
                              Kemaman, Trengganu, Malaysia

----------------------------- ------------------------------ ----------------
Asiaco Logistic Sdn Bhd       2, Lorong Sagajaya 2, Taman    140,000 shares
                              Perindustrian Saga Jaya,       67%
                              13600 Prai
                              Malaysia

----------------------------- ------------------------------ ----------------
Asiaco Services Sdn Bhd       17, Lorong Sagajaya 4, Taman   450,000 shares
                              Perindustrian Saga Jaya,       60%
                              13600 Prai
                              Malaysia
----------------------------- ------------------------------ ----------------
Asiaco Taiping Sdn Bhd        73, Jalan Taiping Utara,       351,001 shares
                              34600 Kamunting,               62%
                              Perak, Malaysia

----------------------------- ------------------------------ ----------------


                                  Schedule 4.3

                      4.3(a) Capitalization of Subsidiaries


----------------------------- ----------------------- -------------------------- ---------------------------
     Name of Subsidiary              Address             Authorized Capital:             Authorized
                                                                                      Capital: Issued
----------------------------- ----------------------- -------------------------- ---------------------------
Eystar Media Inc.             230 Park Avenue 10th    Common: 100                Common: 100
                              Floor,
                              New York, NY 10169      Preferred: 0               Preferred: 0

----------------------------- ----------------------- -------------------------- ---------------------------
Animated Electronic           11 Jalan 51A/223,       Common: 10,000,000         Common: 9,000,000
Industries Sdn Bhd            46100 Petaling Jaya,
                              Selangor, Malaysia      Preferred: 0               Preferred: 0
----------------------------- ----------------------- -------------------------- ---------------------------
Perwimas Telecommunications   11 Jalan 51A/223,       Common: 20,000,000         Common: 13,288,000
Sdn Bhd                       46100 Petaling Jaya,
                              Selangor, Malaysia      Preferred: 0               Preferred: 0
----------------------------- ----------------------- -------------------------- ---------------------------




----------------------------- ----------------------- -------------------------- ---------------------------
Asiaco Multi Corporation      11 Jalan 51A/223,       Common: 10,000,000         Common: 2
Sdn Bhd                       46100 Petaling Jaya,
                              Selangor, Malaysia .    Preferred: 0               Preferred: 0
----------------------------- ----------------------- -------------------------- ---------------------------
Secured Shipping Sdn Bhd      11 Jalan 51A/223,       Common: 100,000            Common: 2
                              46100 Petaling Jaya,
                              Selangor, Malaysia      Preferred: 0               Preferred: 0
----------------------------- ----------------------- -------------------------- ---------------------------
Temasya Wira Sdn Bhd          11 Jalan 51A/223,       Common: 100,000            Common: 25,000
                              46100 Petaling Jaya,
                              Selangor, Malaysia      Preferred: 0               Preferred: 0
----------------------------- ----------------------- -------------------------- ---------------------------
Vista Positive Sdn Bhd        11 Jalan 51A/223,       Common: 100,000            Common: 2
                              46100 Petaling Jaya,
                              Selangor, Malaysia      Preferred: 0               Preferred: 0
----------------------------- ----------------------- -------------------------- ---------------------------
Asiaco Material Handling      Lot K-9722, Taman       Common: 500,000            Common: 150,000
(East Coast) Sdn Bhd          Cukai Utama,
                              Jalan Kubang Kurus,     Preferred: 0               Preferred: 0
                              24000 Kemaman,
                              Trengganu, Malaysia

----------------------------- ----------------------- -------------------------- ---------------------------
Asiaco Logistic Sdn Bhd       2, Lorong Sagajaya 2,   Common: 500,000            Common: 210,000
                              Taman Perindustrian
                              Saga Jaya, 13600 Prai   Preferred: 0               Preferred: 0
                              Malaysia
----------------------------- ----------------------- -------------------------- ---------------------------
Asiaco Services Sdn Bhd       17, Lorong Sagajaya     Common: 1,000,000          Common: 750,000
                              4, Taman
                              Perindustrian Saga      Preferred: 0               Preferred: 0
                              Jaya, 13600 Prai
                              Malaysia

----------------------------- ----------------------- -------------------------- ---------------------------
Asiaco Taiping Sdn Bhd        73, Jalan Taiping       Common: 1,000,000          Common: 569,703
                              Utara, 34600
                              Kamunting,              Preferred: 0               Preferred: 0
                              Perak, Malaysia

----------------------------- ----------------------- -------------------------- ---------------------------



----------------------------- ----------------------- -------------------------- ---------------------------
Asiaco Transport Sdn Bhd      2, Lorong Saga Jaya     Common: 500,000            Common: 173,002
                              2, Taman
                              Perindustrian Saga      Preferred: 0               Preferred: 0
                              Jaya, 13600 Prai
                              Malaysia

----------------------------- ----------------------- -------------------------- ---------------------------
Asiaco Engineering Sdn Bhd    Plot 397, MK1 Lorong    Common: 500,000            Common: 150,000
                              Perusahaan 8,  Prai
                              Industrial Estate,      Preferred: 0               Preferred: 0
                              13600 Prai, Malaysia
----------------------------- ----------------------- -------------------------- ---------------------------



           4.3(b)Agreements for the Purchase or Acquisition of Shares

                                     Options

------------------------------------------ ------------------------------------
        Officers and Employees                       Consultants
------------------------------------------ ------------------------------------
                   0                          Leonardo Zangani, 300,000
                                                  (Expires 6/30/04)
------------------------------------------ ------------------------------------

                                  Common Stock

---------------------------------------- ---------------------------------------
        Officers and Employees                              Consultants
---------------------------------------- ---------------------------------------
                  0                                           562,000
---------------------------------------- ---------------------------------------
 The Company may issue shares from time     The Company may issue shares
to time as compensation for                from time to time  as payment
members of its board of directors          for the services of consultants not
 not to exceed 2,000,000 shares              to exceed 2,000,000 shares
---------------------------------------- ---------------------------------------

                                Preferred Stock

---------------------------------------- ---------------------------------------
        Officers and Employees                              Consultants
---------------------------------------- ---------------------------------------
 Patrick Lim 100,000 Convertible Voting                          0
Series A Preferred. Conversion Rate 80
 Common/1 Preferred

 Dividend: $2.20, accrued quarterly and
paid annually in common stock at $0.28/
share. If not earlier converted,
 mandatory conversion after 10 years.

 Liquidation Value: $35
---------------------------------------- ---------------------------------------

                            4.3(c) Assessable Shares


         As of May 24, 2004, a share certificate for 1,840,000 shares of the common stock of Kalan Gold, Inc. , a Colorado corporation, the predecessor in interest to the Company, had been issued to a former consultant, Michael Gillies. The Company takes the position that such shares were issued improperly by the former board of Kalan Gold prior to a reverse merger with Animated Electronic Industries, Sdn Bhd, and that the services to be performed in consideration for such shares were not in fact performed. The shares are subject to a stop-transfer order and it is the view of management that they are not fully paid and are assessable.

                                  Schedule 4.6

                                4.6(a) Agreements

     1. Capital Leases for video communication hardware and peripherals, Maybahn Finance Bhd, $108,000 at March 31, 2004.

     2.   Income Tax Liabilities, $55,000.

     3. As disclosed in prior Exchange Act filings, Secured Digital Applications is a systems integrator that has in the ordinary course of business licensed the technologies and/or products utilized in its services, and has from time to time in the ordinary course of business entered into reseller agreements for certain technologies. In providing its owns services to customers, the ordinary course of business of the Company is to provide a customary indemnity that the Company has the right to utilize the property of third parties that are incorporated in the services provided to customers of the Company.


                                  Schedule 4.7

         Sums owed to insiders or affilates. The Company is presently indebted
         -----------------------------------
to Patrick Soon-Hock Lim in the amount of $28,000 and to LSH Asset Holdings, a subsidiary, in the amount of $28,000. Mr. Lim and the subsidiary companies have from time to time made advances or loans to the Company for the purpose of providing operating capital, and the Company anticipates that it will continue to obtain such funds in a manner consitent with past practices disclosed in its Exchange Act filings.



                                  Schedule 4.8

No applicable disclosures


                                  Schedule 4.9


No applicable disclosures

                                  Schedule 4.12

                                   Litigation


     1. An action arising out of certain alleged defamatory statements is pending in the Superior Court of New Jersey, Law Division, Hunterdon County, as disclosed in the Company's Exchange Act filings for the period ending March 31, 2004, which is incorporated by reference.

     2. The Company reserves it right to issue a capital call to Michael Gillies for certain common stock subject to a stop order and which the company believes is not fully paid and is assessable, and to pursue such remedies as are permitted by Delaware law. The Company incorporates by reference the descriptions of its dispute with Mr. Gillies made in the Company's Exchange Act filings.


                                  Schedule 4.13

No applicable disclosures.

                                  Schedule 4.14

No applicable disclosures.


                                  Schedule 4.15

                               Registration Rights

1. The Company has agreed to and may from time to time issue shares to consultants registered on Form S-8. At present, 486,111 shares of common stock are due and owing to Jay R. McDaniel, Esq., for legal services performed as a member of Sichenzia Ross Friedman Ference. The Company may issue options, restricted shares or shares registered on Form S-8 to consultants in the future, not to exceed 2,000,000 additional shares.

                                  Schedule 4.17

No applicable disclosures.


                                  Schedule 4.21

No applicable disclosures.


                                 Schedule 11.21

No applicable disclosures.

                                    EXHIBIT A

            FORM OF CONVERTIBLE SERIES A PREFERRED AND CERTIFICATE OF
                                  DESIGNATION

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                                 FORM OF OPINION

         1. Each of the Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware [insert other jurisdictions] and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

         2. Each of the Company and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Related Agreements. All corporate action on the part of the Company and each of its Subsidiaries and its officers, directors and stockholders necessary has been taken for: (i) the authorization of the Agreement and the Related Agreements and the performance of all obligations of the Company and each of its Subsidiaries thereunder; and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements. The Series A Preferred Shares and the Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and the Related Agreements and upon delivery shall be validly issued and outstanding, fully paid and non assessable.

         3. The execution, delivery and performance by each of the Company and each of its Subsidiaries of the Agreement and the Related Agreements to which it is a party and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

                  (a) Violate the provisions of their respective Charter or bylaws; or

                  (b) Violate any judgment, decree, order or award of any court binding upon the Company or any of its Subsidiaries; or

                  (c) Violate any [insert jurisdictions in which counsel is qualified] or federal law

         4. The Agreement and the Related Agreements will constitute, valid and legally binding obligations of each of the Company and each of its Subsidiaries (to the extent such person is a party thereto), and are enforceable against each of the Company and each of its Subsidiaries in accordance with their respective terms, except:

                  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

                  (b) general principles of equity that restrict the availability of equitable or legal remedies.

         5. To such counsel's knowledge, the sale of the Series A Preferred Shares and the subsequent conversion of the Series A Preferred into Series A Preferred Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. To such counsel's knowledge, the sale of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not subject to any preemptive rights or, to such counsel's knowledge, rights of first refusal that have not been properly waived or complied with.

         6. Assuming the accuracy of the representations and warranties of the Purchaser contained in the Agreement, the offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act. To such counsel's knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy and security under circumstances that would cause the offering of the Securities pursuant to the Agreement or any Related Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

         7. There is no action, suit, proceeding or investigation pending or, to such counsel's knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the right of the Company or any of its Subsidiaries to enter into this Agreement or any of the Related Agreements, or to consummate the transactions contemplated thereby. To such counsel's knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         8. The terms and provisions of the Master Security Agreement and the Stock Pledge Agreement create a valid security interest in favor of Laurus, in the respective rights, title and interests of the Company and its Subsidiaries in and to the Collateral (as defined in each of the Master Security Agreement and the Stock Pledge Agreement). Each UCC-1 Financing Statement naming the Company or any Subsidiary thereof as debtor and Laurus as secured party are in proper form for filing and assuming that such UCC-1 Financing Statements have been filed with the Secretary of State of Delaware [Insert other jurisdictions], the security interest created under the Master Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of Laurus in respect of the Collateral that can be perfected by filing a financing statement. After giving effect to the delivery to Laurus of the stock certificates representing the ownership interests of each Subsidiary of the Company (together with effective endorsements) and assuming the continued possession by Laurus of such stock certificates in the State of New York, the security interest created in favor of Laurus under the Stock Pledge Agreement constitutes a valid and enforceable first perfected security interest in such ownership interests (and the proceeds thereof) in favor of Laurus, subject to no other security interest. No filings, registrations or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest created under the Stock Pledge Agreement in respect of such ownership interests.

         9. Assuming that North Fork Bank is a "bank" (as such term is defined in Section 9-102(a)(8) of the UCC), and that the Restricted Account (as defined in the Restricted Account Agreement) constitutes a "deposit account" (as such term is defined in Section 9-102(a)(29) of the UCC), under the Uniform Commercial Code, the due execution and delivery of the Restricted Account Agreement perfects the Purchaser's security interest in the Restricted Account.

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT